UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On May 4, 2010, Discover Bank entered into a First Amendment to the Amended and Restated Servicing Agreement (the “Servicing Agreement”), dated as of January 1, 2007, between DFS Services LLC (formerly known as Discover Financial Services LLC) (“DFS”) and Discover Bank to revise the scope of services DFS may provide to Discover Bank in connection with Discover Bank’s issued credit and debit cards. A copy of the amendment is attached as Exhibit 10.1(a) to this Form 8-K.

In addition to its relationship with Discover Bank pursuant to the Servicing Agreement, DFS is an affiliate of Discover Bank and maintains the Discover Network, which has established arrangements with merchants to accept Discover Bank’s issued credit and debit cards for cash advances and as the means of payment for merchandise and services.

Item 9.01	Exhibit

Exhibit No.	Description	Page

10.1(a)	First Amendment to Amended and Restated Servicing Agreement, effective as of January 1, 2010, between DFS Services LLC and Discover Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: May 14, 2010	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

Exhibit No.	Description	Page

10.1(a)	First Amendment to Amended and Restated Servicing Agreement, effective as of January 1, 2010, between DFS Services LLC and Discover Bank.